SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 26, 2002


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


          Arizona                       1-4473                  86-0011170
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona           85004
       (Address of principal executive offices)                 (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

ARIZONA ELECTRIC INDUSTRY RESTRUCTURING

     As previously reported, on February 8, 2002, the Chief Administrative Law Judge of the Arizona Corporation Commission (the "ACC") issued a procedural order which consolidated several ACC dockets, including:

     * the ACC docket relating to an October 2001 filing by Arizona Public Service Company (the "Company") requesting approval of a long-term purchase power agreement between the Company and Pinnacle West Capital Corporation, the Company's parent ("Pinnacle West"), as well as a variance from a competitive bidding process required by an ACC rule; and

     * a "generic" docket established by the ACC in February 2002 to "determine if changed circumstances require the [ACC] to take another look at restructuring in Arizona."

See Note 3 of Notes to Financial Statements in the Company's Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 Form 10-K") for additional information about the consolidated docket, a comprehensive 1999 Settlement Agreement approved by the ACC among the Company and various parties related to the implementation of retail electric competition in Arizona, and the retail electric competition rules adopted by the ACC.

     On April 19, 2002, the Company filed a motion in the consolidated docket addressing various issues and suggesting, among other things, that the ACC confirm whether or not Arizona would proceed with the transition to a competitive electric market. The Company also advised the ACC that, (a) as required and authorized by the 1999 Settlement Agreement, on or about August 1, 2002, the Company intends to formally provide the ACC with a 30-day notice of its planned transfer of generation assets to its affiliate, Pinnacle West Energy Corporation ("Pinnacle West Energy") and (b) the Company intends to issue a request for proposal for competitive bidding no later than September 1, 2002. See "Arizona Electric Industry Restructuring" in Item 5 of the Company's Report on Form 8-K, dated April 19, 2002 for additional information regarding the Company's motion.

     On April 26, 2002, the ACC issued a procedural order in which the ACC stayed the previously-scheduled April 29, 2002 hearing on the matters raised in the Company's October 2001 ACC filing (see the first paragraph above). On May 2, 2002, the ACC issued a procedural order stating that hearings will begin on June 17, 2002 on various issues ("Track A Issues"), including the Company's planned divestiture of generation assets to Pinnacle West Energy and associated market and affiliate issues. The procedural order stated that the schedule is designed to have a recommended order issued by the administrative law judge by approximately July 22, 2002, with comments on the recommended order due from affected parties on July 31, 2002. Under this schedule, August 1, 2002 is the earliest date the ACC could consider a decision on the Track A Issues.

     The procedural order also stated that consideration of the competitive bidding process (the "Track B Issues") required by the retail electric competition rules would proceed concurrently with the Track A Issues. The objectives and process of the Track B Issues will be determined in one or more meetings of affected parties beginning the week of May 20, 2002, with a "target completion date" of October 21, 2002.

     A modification to the retail electric competition rules or the 1999 Settlement Agreement could, among other things, adversely affect the Company's ability to transfer its generation assets to Pinnacle West Energy by December 31, 2002. The Company cannot predict the outcome of the consolidated docket or its effect on the specific requests in the Company's October 2001 filing, the existing Arizona electric competition rules, or the 1999 Settlement Agreement.

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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)


Dated: May 6, 2002                      By: Barbara M. Gomez
                                            --------------------------
                                            Barbara M. Gomez
                                            Treasurer

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